Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Malvern Bancorp, Inc.

Paoli, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 18, 2014, relating to the consolidated financial statements of Malvern Bancorp, Inc. and subsidiaries (“the Company”) which appear in the Company’s Annual Report on Form 10-K for the year ended September 30, 2014.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

September 30, 2015